Exhibit 99.1

Vaxart Appoints David Wheadon, M.D., to its Board of Directors

SOUTH SAN FRANCISCO, Calif., April 23, 2021 – Vaxart, Inc. (Nasdaq: VXRT), a clinical-stage biotechnology company developing oral recombinant vaccines that are administered by tablet rather than by injection, today announced the appointment of David Wheadon, M.D., to its Board of Directors. Dr. Wheadon is a health policy leader and physician with more than three decades of global experience in the pharmaceutical industry coordinating the interests of public companies, trade groups and regulators.

“We welcome Dr. Wheadon to our Board of Directors,” said Andrei Floroiu, chief executive officer of Vaxart. “His significant experience working in multi-national regulatory environments and global health policy will be an asset as we advance our portfolio of oral tablet vaccines, including our COVID-19 candidate that is poised to enter Phase 2 clinical trials. Our approach represents the ideal long-term global solution to the pandemic as well as to a range of other vaccine-preventable diseases.”

Dr. Wheadon commented, “It is my pleasure to join the Board of Directors of an innovative company such as Vaxart. Its disruptive approach to the design and development of vaccines has the potential to offer a convenient, simple solution to the challenges hindering mass vaccination efforts. I look forward to providing guidance as the Company advances an innovative approach to address the COVID-19 pandemic both in the United States and abroad.”

Most recently Dr. Wheadon served as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance at AstraZeneca Pharmaceuticals. Prior to AstraZeneca, he held senior regulatory and clinical development leadership positions at Abbott, GlaxoSmithKline, Eli Lilly, the Juvenile Diabetes Research Foundation and the Pharmaceutical Research and Manufacturers of America (PhRMA). Dr. Wheadon is a board member of Mount Sinai Health System, ConnectiveRx, Inc., and Karuna Therapeutics, Inc. He holds an A.B. in biology from Harvard College and an M.D. from Johns Hopkins University School of Medicine. He completed his fellowship training in psychiatry at Tufts New England Medical Center.

About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using tablets that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary tablet vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Its development programs currently include tablet vaccines designed to protect against coronavirus, Norovirus, seasonal influenza and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immuno-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Vaxart’s strategy, prospects, plans and objectives, results from pre-clinical and clinical trials, commercialization agreements and licenses, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “plan” and other words and terms of similar meaning. Vaxart may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including the risks described in the “Risk Factors” sections of Vaxart’s Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts
Media Relations: Gloria Gasaatura LifeSci Communications (646) 970- 4688 ggasaatura@lifescicomms.com	Investor Relations: David R. Holmes LifeSci Advisors, LLC (646) 970-4995 dholmes@lifesciadvisors.com